B U S I N E S S  L E A S E


THIS AGREEMENT, entered into as of this 1 day of July, 2003, between Suzanne

M. Anderson hereinafter called Landlord, and Medicore, Inc. hereinafter called Tenant, IS TO WITNESS: that Landlord does this day lease unto Tenant;

an office/ warehouse consisting of approximately 5,000 square feet.


TENANT currently occupies the location described herein, and Landlord and

Tenant are desirous of continuing such tenancy under the terms and conditions contained herein.


LOCATION: the premises known as: Unit 4, 2647 West 81st Street, Hialeah,

Florida 33016.


TERM.  TO HAVE AND TO HOLD said premises for the term of 60 months beginning

July 1, 2003, and ending June 30, 2008, at and for the agreed rental of

Ninety-three Thousand Seven Hundred Fifty Dollars ($93,750.00) plus Florida

Sales Tax for the first three (3) years to June 30, 2006, and Sixty-Five

Thousand Dollars ($65,000.00) plus Florida Sales Tax for the last two (2)

years, payable to and at the office of the Landlord as follows:


Suzanne M. Anderson, 11600 SW 61 Court, Pinecrest, FL 33156.


The payment of Two Thousand Six Hundred Four Dollars & Seventeen Cents

($2,604.17) plus Florida Sales Tax is due per month for the first three (3)

years to June 30, 2006, and Two Thousand Seven Hundred Eight Dollars and

Thirty-three Cents ($2,708.33) Plus Florida Sales Tax is due per month for the last two (2) years, and is payable the first day of each month commencing

July 1, 2003.  In addition, Tenant shall pay Landlord as additional rent a four (4%) percent increase annually over the prior year's rent which is due and payable monthly beginning on the First of July, 2004 through the lease term as adjusted annually.


Tenant shall deposit with the Landlord with the initial month's rent, Nine

Hundred Twenty-eight Dollars and Fifty Cents ($928.50), which sum when added to the last month's rent held by Landlord under the prior lease between the parties of One Thousand Eight Hundred Fifty-seven Dollars and Ninety-six

Cents ($1,857.96) (which sum includes Florida Sales Tax), represents a substantial portion of and shall be applied to the last month's rent of this lease.


NOTE:  *Any existing security deposits and the last month's rent deposit

$(1,857.96) under the prior lease between the parties shall be transferred onto this agreement.


IT IS FURTHER AGREED AND COVENANTED BY AND BETWEEN THE PARTIES HERETO AS
FOLLOWS:

1. SECURITY.  Tenant shall deposit with the Landlord the sum of $1,054.00
                                                                ---------
(concurrently with the execution of this lease) which sum, together with the existing security deposit of $1,550.00, which is transferred into this lease for an aggregate security deposit of $2,604.00, shall be retained by Landlord as security for the payment by Tenant of the rents herein agreed to be paid by Tenant and for the faithful performance by Tenant of the terms and covenants of this lease. It is agreed that Landlord, at Landlord's option, may at any time apply said sum or any part thereof toward the payment of the rents and all other sums payable by Tenant under this lease, and towards the performance of each and every of Tenants covenants under this lease, but such covenants and Tenant's liability under this lease shall thereby be discharged only pro tanto; that Tenant shall remain liable for any amounts that such sum shall be insufficient to pay; that Landlord may exhaust any or all rights and remedies against Tenant before resorting to said sum, but nothing herein contained shall require or be deemed to require Landlord so to do; that, in the event this deposit shall not be utilized for any such purposes, then such deposit shall be returned by Landlord to Tenant within ten (10) days next after the expiration of the term of this lease. Landlord shall not be required to pay Tenant any interest on said security deposit.

2. ASSIGNMENT. Tenant shall not assign, transfer, sublease, mortgage, pledge or otherwise encumber the demised premises or any part thereof without the express, written consent of Landlord first obtained; provided, however, that Landlord's consent shall not be unreasonably withheld. In the event of any assignment, transfer or sublease by Tenant, Tenant shall remain liable for the full performance of each and every covenant and condition hereunder. Landlord's approval of any subtenant or assignee is conditioned upon there being no additional compliance required with all laws, rules and regulations of any governmental authority required of either the Landlord or the Tenant and such approval shall create no responsibility or liability on the part of the

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Landlord for any non-compliance with laws, rules and regulations of any governmental authority. In the event of any sublease or assignment of all or any portion of the Premises where the rent in the sublease or assignment exceeds the rent or pro rata portion of the rent, as the case may be, for such space in the Lease, Lessee shall pay the Lessor monthly, as additional Rent, at the same time as the monthly installments of rent hereunder, one-half (1/2) of the excess rent paid for the sublease over the rent in this Lease applicable to the sublease space.

3. EXAMINATION OF PREMISES. Tenant having examined the premises is familiar with the condition thereof and relying solely on such examination will take them in their present condition, unless otherwise expressly agreed upon in writing.

4. USE. The premises shall be used by Tenant for Medical Supply Warehouse/Sales Office and for no other purposes without the express, written consent of Landlord first obtained; provided, however, that Landlord's consent shall not be unreasonably withheld. It is further agreed that Tenant will use the entire leased premises as hereinabove provided, and will conduct the above business daily throughout the year and remain open during hours normal to the particular type of business permitted herein.

5. ALTERATIONS. Tenant will make no alterations, additions or improvements in or to the premises without the written consent of Landlord; provided, however, that Landlord's consent shall not be unreasonably withheld, and all additions, fixtures, or improvements, except only warehouse equipment and office furniture and fixtures which shall be readily removable without injury to the premises, shall be and remain a part of the premises at the expiration of this lease, except that Landlord can elect within thirty (30) days before expiration of the term, or within five (5) days after termination of the term, to require Tenant to remove any alterations that Tenant has made to the premises. If Landlord so elects, Tenant at its cost shall restore the premises to the condition designated by Landlord in its election, before the last day of the term, or within thirty (30) days after notice of election is given, whichever is later. Landlord's approval of any plans, specifications or work drawings shall create no responsibility or liability on the part of the Landlord for their completeness, design sufficiency or compliance with all laws, rules and regulations of governmental agencies or authorities.

6. EXTERIOR. Landlord agrees to keep the exterior part of said premises, including, among others, the roof, the walls, the foundation, and the plumbing and the other utilities coming into the premises and the parking facilities relating to the premises in good repair, but Tenant shall give Landlord seven (7) days written notice of needed repairs and Landlord shall have a reasonable time thereafter to make them. However, if any part of the interior of the premises is injured or damaged by any breaking and/or entering said premises or by any attempt to break and/or enter said premises by any third person or persons, Tenant agrees to promptly cause all necessary repairs to be made at Tenant's expense so as to promptly restore said interior premises to its condition immediately prior to said breaking and/or entering or said attempt to break and/or enter.

7. INTERIOR. Tenant agrees to keep the interior of said premises, all windows, screens, awnings, doors, including the overhead truck loading doors, interior walls, pipes, elevators, machinery, plumbing, electric wiring, and other fixtures and interior appurtenances, in good and substantial repair and clean condition at Tenant's own expense - fire, windstorm, or other act of God, alone excepted. All glass, both interior and exterior, is at the sole risk of Tenant and Tenant agrees to replace at Tenant's own expense, any glass broken during the terms of this lease, and the Tenant agrees to insure and to keep insured, all plate glass in the demised premises and to furnish the Landlord with certification of said insurance. It is hereby understood and agreed that in the event that there is an air conditioning unit (or units) in the demised premises, the Landlord shall maintain the same during the term of this lease and any renewal period in good working order. Upon expiration or termination of the lease, the air conditioning unit (or units) will remain in and as part of the demised premises.

8. REGULATIONS AND INSURANCE. Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government, and of any and all their Departments and Bureaus, applicable to said premises for the correction prevention, and abatement of nuisances or other grievances, in, upon, or connected with said premises, during said terms, and shall also promptly comply with and execute all rules, orders and regulations of the Southeastern Underwriters Association for the prevention of fires, at Tenant's own cost and expense. Tenant agrees to pay the amount of insurance premiums necessary to full insure its personal property and shall maintain a policy of continued single limit bodily injury and property damage insurance to provide protection in the amount of One Million ($1,000,000) Dollars combined single limit, insuring Tenant against any liability arising out of and in connection with Tenant's use and occupying of the premises; and Landlord shall be responsible for insuring the premises, primarily a policy of combined single limit bodily injury and property damage insurance insuring against any liability arising out of the ownership or maintenance of the premises and all areas appurtenant thereto in an amount not less than combined single limit of One Million ($1,000,000) Dollars. Landlord should also obtain and maintain a policy or policies of insurance covering loss or damage to the premises, providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, flood (in the event such is required by a lender having a lien on the premises), and special extended perils ("all risk" as such term is used in the insurance industry). Proof of such coverage shall be sent to Landlord within 15 days of Tenant's occupancy of the demised premises.

9. ABANDONMENT. If Tenant shall abandon or vacate said premises before the end of the term of this lease, or shall suffer the rent to be in arrears, Landlord may, at his option, cancel this lease, by proceeding in the same manner as provided for in Paragraph 23 hereof, or Landlord may enter said premises as the agent of Tenant, by force or otherwise, without being liable in any way therefore, and relet the premises with or without any furniture or equipment that may be therein, as the Agent of Tenant, at such price and upon such terms and for such duration of time as Landlord may determine, and receive the rent therefore, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Landlord over and above the expenses to Landlord in such reletting, Tenant shall pay any deficiency.

10. ABANDONED PROPERTY. It is understood and agreed that any merchandise, fixtures, furniture or equipment left in the premises when Tenant vacates shall be deemed to have been abandoned by Tenant and by such abandonment Tenant automatically relinquishes any right of interest therein. Landlord is authorized to sell, dispose of or destroy same.

11. FIRE. In the event the premises shall be destroyed or so damaged or injured by fire or other casualty, during the life of this agreement, whereby the same shall be rendered untenantable, then Landlord shall have the right to render said premises tenantable by repairs within ninety days therefrom. If Landlord has not notified Tenant within thirty days therefrom of its intention to render the premises tenantable or if said premises are not rendered tenantable within said ninety days time, it shall be optional with either party hereto to cancel this lease, and in the event of such cancellation the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing. During any time that the premises are untenantable due to causes set forth in this paragraph, the rent or a just and fair proportion thereof shall be omitted.

12. PERSONAL PROPERTY. All personal property placed or moved in the premises above described shall be at the risk of Tenant or the owner thereof, and Landlord shall not be liable to Tenant for any damages to said personal property unless caused by or due to gross negligence of Landlord, Landlord's agents or employees.

13. CHARGES FOR SERVICE. It is understood and agreed between the parties hereto that any charges against Tenant by Landlord for work done on the premises by order of Tenant shall be considered as rent due and shall be included in any lien for rent. It is further understood that the Landlord shall be responsible for water and/or sewer charges and refuse collection.

14. SIGNS, AWNINGS. No awnings, sign or signs shall be attached to or erected on the exterior of the premises without the written consent of Landlord having first been obtained and subject to the Rules and Regulations of the Condominium Association. The Landlord's consent shall not be unreasonably withheld.

15. RIGHT OF ENTRY. Landlord, or any of his agents, shall have the right to enter said premises during all reasonable hours to examine the same or to make such repairs, additions, or alterations as may be deemed necessary for the safety, comfort, or

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preservation thereof, or of said building, or to exhibit said premises, and to put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within ninety days before the expiration of this lease. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this agreement.

16. TIME. It is understood and agreed between the parties hereto that time is the essence of all of the terms and provisions of this lease.

17. NOTICES. Any notice(s) given or required under the terms of this lease shall be in writing sent by certified mail or hand delivered as follows: to Tenant at the premises leased hereunder, to Landlord at the Landlord's office, or such other address notice of which is given by either party to the other. Notice shall be deemed given upon receipt or refusal of delivery.

18. NON-PAYMENT. Tenant agrees: That Tenant will promptly pay said rent at the times above stated; that Tenant will pay all charges for gas, electricity, other illuminant, and telephone, used on the premises during the term of this lease.

     Any amount due from Tenant to Landlord hereunder which is not paid when due within ten (10) days of written notice from the Landlord shall bear interest at the rate of five percent (5%) per annum from the date due until paid, unless otherwise specifically provided herein.

19. INDEMNIFY TENANT. In consideration of said premises being leased by Tenant and the payment of rent as provided in this lease, Landlord agrees:
That Landlord at all times will indemnify and keep harmless Tenant from all losses, damage, liabilities and expenses which may arise or be claimed against Tenant and be in favor of any person, firm or corporation, for any injuries or damages to the person or property of any person, firm or corporation, consequent upon or arising from any acts, omissions, neglect or fault of the Landlord, her agents, servants, employees, licensees, customers or invitees, or consequent upon or arising from the Landlord's failure to comply with her obligations and requirements under this lease; provided, but subject to Landlord's responsibilities under Section 12 of this lease, that Landlord shall not be liable to Tenant for any damages, losses or injuries to the person or property of Tenant which may be primarily caused by the acts, neglect omissions or faults of any person, firm or corporation without Landlord's responsibility, directly or indirectly, therefore; that Landlord will indemnify and keep harmless Tenant from all damages, liabilities, losses, injuries, or expenses which may arise or be claimed against Tenant, its employees, agents, servants and invitees, and be in favor of any person, firm or corporation, for any injuries or damages to the person or property of any person, firm or corporation where said injuries or damages arise about or upon said premises due to the acts or omissions of the Landlord.

20. INDEMNIFY LANDLORD. In consideration of said premises being leased to Tenant for the above rental Tenant agrees: That Tenant, at all times will indemnify and keep harmless Landlord from all losses, damage, liabilities and expenses, which may arise or be claimed against Landlord and be in favor of any person, firm or corporation, for any injuries or damages to the person or property of any person, firm or corporation, consequent upon or arising from the use or occupancy of said premises by Tenant, or consequent upon or arising from any acts, omissions, neglect or fault of Tenant (his agents, servants, employees, licensees, customers or invitee), or consequent upon or arising from Tenant's failure to comply with the aforesaid laws, statutes, ordinances or regulations; that Tenant will indemnify and keep harmless Landlord from all damages, liabilities, losses, injuries, or expenses, which may arise or be claimed against Landlord and be in favor of any person, firm or corporation, for any injuries or damages to the person or property of any person, firm or corporation, where said injuries or damages arose about or upon said premises without Landlord's responsibility, directly or indirectly, therefore.

21. BANKRUPTCY. It is agreed between the parties hereto: if Tenant shall be adjudicated a bankrupt or an insolvent and fails to have such adjudication discharged within thirty days from the date thereof, or shall take the benefit of any federal reorganization or composition proceeding or make a general assignment or take the benefit of any insolvency law, or if Tenant's leasehold interest under this lease shall be sold under any execution or process of law, or if a trustee in bankruptcy or a receiver be appointed or elected or had for Tenant (whether under federal or state laws), or if said premises shall be abandoned or deserted, or if this lease or the terms hereof be transferred or pass to or devolve upon any person, firm, officer or corporation other than Tenant, then, in any such events, Landlord may, at Landlord's option, terminate and end this lease and re-enter upon the premises; whereupon the term hereby granted and, at the Landlord's option, all right, title, and interest under it shall end and Tenant shall become a Tenant at sufferance; but this shall not impair or affect Landlord's right to maintain summary proceedings for the recovery of the possession of the demised premises in all cases provided for by law. If the term of this lease shall be so terminated, Landlord may immediately or at any time thereafter re-enter or re-possess the premises and remove all persons and property therefrom without being liable for trespass or damages.

22. WAIVER. The rights and remedies created by this lease are cumulative and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

     No delay or omission in the exercise of any right or remedy of a party on any default by the other party shall impair such a right or remedy or be construed as a waiver.

     The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved.

     No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the premises, shall constitute an acceptance of the surrender of the premises, by Tenant before the expiration of the term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the premises and accomplish a termination of the lease.

     A party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the party's consent to or approval of any subsequent act by the other party.

     Any waiver by any party of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the lease.

23. PEACEFUL POSSESSION. Subject to the terms, conditions and covenants of this lease, Landlord agrees that Tenant shall and may peaceably have, hold and enjoy the premises above described, without hindrance or molestation by Landlord. Landlord shall not interfere with Tenant's quiet enjoyment of the demised premises.

24. RIGHT TO MORTGAGE OR LEASE. Tenants rights shall be subject to any bona fide mortgage which now covers said premises and which may hereafter be placed on said premises by Landlord, or underlying lease now or later covering the entire property.

25. HEIRS AND ASSIGNS. This lease and all provisions, covenants and conditions thereof shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto, except that no person, firm, corporation, or court officer holding under or through Tenant in violation of any of the terms, provisions or conditions of this lease, shall have any right, interest, or equity in or to this lease, the terms of this lease or the premises covered by this lease.

26. BEYOND LANDLORD'S CONTROL. None of the acts, promises, covenants, agreements or obligations on the part of the Tenant to be kept performed or not performed as the case may be, nor the obligation of the Tenant to pay rent and/or additional rent or other charge or payment shall be in anywise waived, impaired, excused or affected by reason of the Landlord being unable at anytime or times during the term of his lease to supply, or being prevented from, or delayed in supplying heat, light, elevator service, or any other service expressly or implied on the part of the Landlord to be supplied, or by reason of the Landlord being unable to

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make any alterations, repairs or decorations or to supply any equipment or fixtures, or any other promise, covenant, agreement or obligation on the part of the Landlord to be performed, if the Landlord's inability or delay shall arise by reason of any law, rule or regulation of any Federal, State, Municipal or other governmental department, agency or subdivision thereof, or by reason of conditions of supply and demand due to National Emergency or other conditions or causes beyond the Landlord's control.

27. EMINENT DOMAIN. In the event any portion of said leased premises is taken by any condemnation or eminent domain proceedings, the (minimum) monthly rental herein specified to be paid shall be ratably reduced according to the area of the leased premises which is taken, and Tenant shall be entitled to no other consideration by reason of such taking, and any damages suffered by Tenant on account of the taking of any portion of said leased premises and any damages to any structures erected on said leased premises, respectively, that shall be awarded to Tenant in said proceedings shall be paid to and received by Landlord, and Tenant shall have no right therein or thereto or to any part thereof, and Tenant does hereby relinquish and assign to Landlord all of Tenant's rights and equities in and to any such damages. Should all of the leased premises, or so much thereof as to make its further use by Tenant manifestly impractical, be taken by eminent domain, then and in that event Tenant shall be entitled to no damages or any consideration by reason of such taking, except the cancellation and termination of this lease as of the date of said taking.

28. SURRENDER PREMISES. Tenant agrees to surrender to Landlord, at the end of the term of this lease and/or upon any cancellation of this lease, said leased premises in broom-clean and tenantable condition, ordinary wear and tear and damage by fire and windstorm or other acts of God, excepted, and subject to the provisions of paragraph 6 hereof. Tenant agrees that, if Tenant does not surrender to Landlord, at the end of the term of this lease, or upon any cancellation of the term of this lease, said leased premises, then Tenant will pay to Landlord all damages that Landlord may suffer on account of Tenant's failure to so surrender to Landlord possession of said leased premises, and will indemnify and save Landlord harmless from and against all claims made by any succeeding tenant of said premises against Landlord on account of delay of Landlord in delivering possession of said premises to said succeeding tenant so far as such delay is occasioned by failure of Tenant to so surrender said premises.

29. LIENS. Tenant further agrees that Tenant will pay all liens of contractors, subcontractors, mechanics, laborers, material men, and other items of like character, and will indemnify Landlord against all legal costs and charges, bond premiums for release of liens, including counsel fees reasonably incurred in and about the defense of any suit in discharging the said premises or any part thereof from any liens, judgments, or encumbrances caused or suffered by Tenant. It is understood and agreed between the parties hereto that the costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent.

     The Tenant herein shall not have any authority to create any liens for labor or material on the Landlord's interest in the above described property and all persons contracting with the Tenant for the destructions or removal of any building or for the erection, installation, alteration, or repair of any building or other improvements on the above described premises and all material men, contractors, mechanics, and laborers, are hereby charged with notice that they must look to the Tenant and to the Tenants interests only in the above described property to secure the payment of any bill for work done or material furnished during the rental period created by this lease.

30. PROPERTY TAX. Landlord shall be responsible for all Real Property Taxes assessed against the demised premises during the term of the lease and any renewal period.

31. PASS-THROUGH COSTS. Landlord acknowledges and agrees to pay for any and all costs, otherwise referred to as common elements/common expenses/maintenance/assessments that become due and payable by Landlord to Condominium Association.

32. LANDSCAPE. The Landlord, at her own cost and expense, shall maintain all portions of the leased property and adjoining areas in a clean and orderly condition, free of dirt, rubbish and unlawful obstructions and Landlord, at her sole cost and expense, shall maintain the landscaped areas thereof and keep them watered and trimmed during the term of this lease and any renewal thereof.

33. PROMPT PAYMENT. The prompt payment of the rent for said premises upon the dates named, and the faithful observance of the rules and regulations printed upon this lease, and which are hereby made a part of this covenant are the conditions upon which the lease is made and accepted and if the Tenant materially breaches the terms of this lease, or any of said rules and regulations now in existence, or which may be hereafter reasonably prescribed by the Landlord, then and in any of such events, upon notice and after the passage of any cure period without cure, this lease and all of the rights of the Tenant hereunder, at the Landlord's option, shall expire, and thereupon the Landlord, its agents or attorneys, shall have the right to enter said premises, and remove all persons therefrom.

34. CORPORATE STOCK. Within the meaning of paragraph 2 of this lease, an assignment includes one or more sales or transfers by operation of law or otherwise by which an aggregate of more than 50% of Tenant's shares (in the case of a corporate Tenant) shall be vested in a party or parties who are not shareholders as of the date of this lease. This paragraph shall not apply in the event that Tenant's shares are listed on a recognized stock exchange or if at least 80% of Tenant's shares are owned by a corporation whose shares are listed on a recognized stock exchange. For purposes of this paragraph, share ownership shall be determined in accordance with the principles set forth in Section 544 of the Internal Revenue Code of 1986.

35. WATER DAMAGE. It is expressly agreed and understood by and between the parties to this agreement, that the Landlord shall not be liable for any damage or injury by water, which may be sustained by the said Tenant or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other tenant or agents, or employees, or by reason of the breakage, leakage, or obstruction of the water, sewer or soil pipes, or other leakage in or about the said building; provided, notwithstanding anything herein to the contrary, Landlord shall be responsible for any water damage due to her failure to maintain the premises as provided in Section 6 of this lease.

36. SUBORDINATION. This lease is and shall be subject and subordinate to any and all permanent or building loan mortgages covering the fee of the leased premises, or any other real property which includes all or any part of the leased premises, now existing or hereafter made by Landlord and to all advances made or to be made thereon and to all renewals, modifications, consolidations, replacements, or extensions thereof, and the lien of any such mortgage or mortgages shall be superior to all rights hereby or hereunder vested in Tenant, to the full extent of the principal sums secured thereby and interest thereon. This provision shall be self-operative and no further instrument of subordination shall be necessary to effectuate such subordination, and the recording of any such mortgage shall have preference and precedence and be superior and prior in lien to this lease, irrespective of the date of recording.

37. ESTOPPEL CERTIFICATE. Tenant, upon request of Landlord or any holders of a mortgage against the fee, shall from time to time deliver or cause to be delivered to Landlord or such mortgagee, within ten (10) days from date of demand, a certificate duly executed and acknowledged in form for recording, without charge, certifying, if true, that this lease is valid and subsisting and in full force and effect and that Landlord is not in default under any of the terms of this lease. Tenant further agrees to pay to Landlord, as additional rent, an amount equal to 1/30 of one month's rent at the monthly rental then obtaining, for each day, if any, in excess of ten (10) days after such demand that Tenant shall fail to deliver such a certificate as provided for in this clause.

38. HAZARDOUS SUBSTANCES - GENERAL. The term "Hazardous Substances" as used in this lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances the use and/or the removal of which is required or the use of which is restricted, prohibited or penalized by any "Environmental Law," which term shall mean any federal, state or local law, ordinance or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment Lessee hereby agrees that (i) no activity will be conducted on the premises that will produce any Hazardous Substance, except for

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such activities that are part of the ordinary course of Lessee's business activities (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Lessor; Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency, (ii) the premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Lessee's business (the "Permitted Materials") provided such

Permitted Materials are property stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Lessor; Lessee shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency; (iii) no portion of the premises will be used as a landfill or a dump; (iv) Lessee will not install any underground tanks of any type; (v) Lessee will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (vi) Lessee will not permit any Hazardous Substances to be brought into the premises, except for the Permitted Materials described above, and if so brought or thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.

39. LANDLORD'S LIABILITY. Except as specifically provided in this lease, the liability of the Landlord (which, for the purposes of this lease, shall include the Owner of the building if other than the Landlord) to the Tenant for any default by Landlord under the terms of this lease is limited to the interest of the Landlord in the building, and the Tenant agrees to look solely to the Landlord's of Landlord's present or future partners' interest in the building for the recovery of any judgment.

40. NO ARBITRARY REJECTION. References herein to "approval," "acceptable" and "satisfactory" shall not be interpreted as justifying arbitrary rejection, but mean a reasonable application of judgment in accordance with institutional leasing practice and commercial custom concerning similar real estate transactions.

41. PARTIAL INVALIDITY. If any term or provision of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this lease shall be valid and be enforceable to the fullest extent permitted by law.

42. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

43. ATTORNEYS FEES. If either party becomes a party to any litigation concerning this lease, the premises, or the building or other improvements in which the premises are located, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party or its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorney's fees and all costs and expense incurred by it in connection with said litigation including available appeals thereof.

44. BROKER'S COMMISSIONS. The parties acknowledge that no broker or finder has been involved in procuring this agreement, and each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other party has or purportedly has dealt.

45. WAIVER OF RIGHT OF REDEMPTION. Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Lessee's being evicted or dispossessed for any cause, or in the event of Lessor's obtaining possession of the Premises, by reason of the violation by Lessee of any of the covenants or conditions of this Lease, or otherwise. Lessor expressly reserves the right to hold Lessee in strict default, and Lessee has no right to cure except as provided by statutory law.

46. CAPTIONS. The captions of the paragraphs of this instrument are solely for convenience and shall not be deemed a part of this instrument for the purpose of construing the meaning thereof, or for any other purpose.

47. WAIVER OF TRIAL BY JURY.  TENANT AND LANDLORD HEREBY KNOWNGLY,
VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INSTRUMENT, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LANDLORD LEASING THE PREMISES TO THE TENANT. THE PARTIES AGREE THAT ANY CONFLICT THAT IS OTHERWISE NOT RESOLVED BY THE PARTIES WILL BE SUBMITTED TO BINDING ARBITRATION AS GOVERNED BY THE RULES AND REGULATIONS OF THE AMERICAN ARBITRATION ASSOCIATION AND SUCH ARBITRATION SHALL TAKE PLACE IN MIAMI-DADE COUNTY, FLORIDA.

48. WRITTEN AGREEMENT. This lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed and sealed by Landlord and Tenant. No surrender of the demised premises, or of the remainder of the term of this lease, shall be valid unless accepted by Landlord in writing.

49. Landlord, Suzanne M. Anderson, is a licensed real estate agent in the State of Florida.

50. REMEDIES OF LESSEE. In the event of a default under the terms, covenants or conditions of this lease on the part of the Landlord which shall include but not be limited to, failure to maintain facilities for the introduction of water and electric into the premises, failure to maintain the premises as required herein, and otherwise interfering with, whether negligently or intentionally, the business of Tenant and its peaceable and quiet enjoyment of the premises for the term or any renewal period, Tenant shall notify Landlord in writing of said default and Landlord shall have thirty (30) days to cure. If Landlord shall not cure said default within the thirty (30) day period, Tenant has the option to either terminate this lease and vacate the premises immediately without any further liability under the lease and take whatever other lawful remedies that may be available to it upon such default, or cure the default and at Tenant's option deduct reasonable costs and expenses for such cure from rent or additional rent or any other amounts accrued hereunder due, or otherwise be immediately reimbursed by Landlord.

     Should there be a need to make any emergency repairs which were otherwise the responsibility of the Landlord as provided in this lease, but due to the emergent circumstances, Tenant shall provide prompt notice to Landlord of the nature of the emergent repairs, and Landlord shall have the option to promptly make such emergent repairs or immediately notify Tenant to have Tenant make such repairs. If Tenant makes such repairs, the cost thereof shall be a deduction from the rent and additional rent accruing for the month following the date of such repair. Failure of Landlord to adequately make such emergent repairs promptly with due regard to the emergent circumstances after Tenant's notice or to have opted to immediately notify Tenant to make such emergent repairs shall be a breach of this lease, and Tenant has the option to terminate the lease on five (5) days notice to Landlord.

51. RENEWAL. Provided Tenant is not in a material default or breach of any of the terms of this lease, Tenant shall have the right to one renewal of five (5) years upon at least no less than one hundred thirty-five (135) days prior written notice to the Landlord of its desire to exercise its option to renew. The rent for the initial year of the renewal period shall be the greater of (i) the rent for the immediately preceding year plus the 4% annual increase, or (ii) the fair market value for similar premises in the area, which shall be mutually agreed to by the parties, or in the absence of such agreement, fair market value to be determined by an independent appraisal with the appraiser to be mutually agreed upon by the parties. The rent for the four additional years of the renewal period shall be adjusted annually at a 4% increase.


IN WITNESS WHEREOF, the parties hereto have signed, sealed and delivered this lease at Miami, Florida on the day and year first written above.


                                  LANDLORD
                                  By: Suzanne M. Anderson

                                  /s/ Suzanne M. Anderson
                                  ------------------------- Date July 15, 2003
                                  Suzanne M. Anderson


                                  TENANT
                                  By: Medicore, Inc.

                                  /s/ Daniel R. Ouzts
                                  ------------------------- Date July 15, 2003
                                  Daniel R. Ouzts, Vice President





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